UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 25, 2014

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement

On November 25, 2014, Malvern Bancorp, Inc. (the “Company”), and the Company’s wholly owned subsidiary, Malvern Federal Savings Bank (the “Bank”), entered into a Termination Agreement (the “Termination Agreement”) with Stilwell Value Partners VI, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Mr. Joseph Stilwell (collectively, “The Stilwell Group”), Mr. John P. O’Grady, a director of the Company since February 2014 following the submission of his name by the Stilwell Group, and Mr. Gregg H. Kanter, who had been identified by the Stilwell Group as an alternate nominee in the event that Mr. O’Grady did not serve as nominee. The Termination Agreement terminated, effective as of November 25, 2014, the Standstill Agreement that the Company and the Bank previously entered into with the Stilwell Group and Messrs. O’Grady and Kanter in October 2013.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Item 9.01         Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1
Termination Agreement, dated November 25, 2014, by and among, Malvern Bancorp, Inc., Malvern Federal Savings Bank, Stilwell Value Partners VI, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell, John P. O’Grady, and Gregg H. Kanter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: December 1, 2014	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Termination Agreement, dated November 25, 2014, by and among, Malvern Bancorp, Inc., Malvern Federal Savings Bank, Stilwell Value Partners VI, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell, John P. O’Grady, and Gregg H. Kanter